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                                [VARI-LITE LOGO]


NEWS RELEASE
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For Immediate Publication


              VARI-LITE INTERNATIONAL, INC. ANNOUNCES EXTENTION OF AGREEMENT TO SELL BELGIUM, HOLLAND, FRENCH AND SWEDISH OPERATIONS

DALLAS, TX - October 3, 2000 - Vari-Lite International, Inc. (Nasdaq: LITE) announced today the extension of the letter of intent to sell its Belgium, Holland, French and Swedish operations to First Events B.V.

Under the terms of the revised letter of intent, the sale is subject to various conditions but is scheduled to be completed by Oct. 31, 2000.


ABOUT VARI-LITE INTERNATIONAL
Vari-Lite International is a leading worldwide designer, manufacturer and distributor of proprietary automated lighting systems. The Company also provides related equipment and services to the entertainment industry, serving markets such as concert touring, theater, television and film and corporate events. The Company sells and rents its VARI*LITE-Registered Trademark-automated lighting systems through a domestic and international network of Vari-Lite offices and independent dealers.

Vari-Lite International, Inc. shares are traded on the Nasdaq National Market under the symbol LITE.

The foregoing paragraphs contain certain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations contained in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. These expectations may involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, factors detailed in the Company's Securities and Exchange Commission filings.






FOR FURTHER INFORMATION CONTACT:
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JERRY L. TROJAN
VICE PRESIDENT - FINANCE AND CHIEF FINANCIAL OFFICER
214-819-3244

                                                   Vari-Lite International, Inc.
                                                                   201 Regal Row
                                                            Dallas, Texas  75247
                                                              phone 214.630.1963
                                                                fax 214.630.5867